Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Second Quarter 2024 Results
Reports quarterly GAAP and adjusted earnings from continuing operations of $0.67 and $0.66 per diluted share, respectively
Lease fleet utilization of 96.9% and Future Lease Rate Differential ("FLRD") of positive 28.3% at quarter-end
Generates year-to-date operating cash flow of $300 million and net gains on lease portfolio sales of $25 million
Delivered 4,755 railcars in the quarter; backlog of $2.7 billion at quarter-end

DALLAS, Texas – August 1, 2024 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the second quarter ended June 30, 2024.
Financial and Operational Highlights
•Quarterly total company revenues of $841 million; 16% improvement year over year
•Quarterly income from continuing operations per common diluted share ("EPS") of $0.67 and adjusted EPS of $0.66; $0.43 improvement in adjusted EPS year over year
•Lease fleet utilization of 96.9% and FLRD of positive 28.3% at quarter-end
•Railcar deliveries of 4,755 and new railcar orders of 2,495
•Year-to-date cash flow from continuing operations of $300 million and net gains on lease portfolio sales of $25 million
•Last twelve months ("LTM") Return on Equity ("ROE") of 14.8% and Adjusted ROE of 16.8%
2024 Guidance
•Industry deliveries of approximately 40,000 railcars
•Net fleet investment of $300 million to $400 million
•Operating and administrative capital expenditures of $50 million to $60 million
•EPS of $1.55 to $1.75
◦Excludes items outside of our core business operations
Management Commentary
“Our second quarter GAAP EPS of $0.67 and adjusted EPS of $0.66 represent improvement across our business. Revenues are up 16% year over year, we generated $243 million of cash flow from continuing operations, and our LTM Adjusted ROE of 16.8% showcases the strength of our operations as well as our balance sheet,” said Trinity’s Chief Executive Officer and President, Jean Savage. “At our Investor Day in June, we highlighted the strength of our platform, and our second quarter results display significant progress toward our financial targets.”
Ms. Savage continued, “In our Railcar Leasing and Services segment, we continue to see the benefit of a strong FLRD as we re-price the lease fleet upward, driving an 8.9% revenue increase from our leasing and management business as compared to a year ago. Additionally, we completed an anticipated large portfolio sale in the quarter, utilizing another lever in fleet optimization and asset monetization.”
“In the Rail Products Group, segment operating margin of 7.9% was up substantially both sequentially and year over year, reflecting the focus we have placed on improving labor and operational efficiencies over the last several years.”
Ms. Savage concluded, “We are encouraged by our second quarter results and believe they demonstrate the momentum of our operating platform. We are once again raising our full year guidance to a range of $1.55 to $1.75, which implies continued strength in operating margins through the balance of 2024.”

Consolidated Financial Summary

	Three Months Ended June 30,
	2024	2023	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$841.4	$722.4	Higher external deliveries in the Rail Products Group, and improved lease rates in the Leasing Group
Operating profit	$141.9	$99.1	Higher external deliveries and improved efficiencies in the Rail Products Group and improved lease rates in the Leasing Group, partially offset by lower lease portfolio sales
Interest expense, net	$70.1	$66.9	Higher interest rates and higher overall average debt during 2024
Net income from continuing operations attributable to Trinity Industries, Inc.	$56.1	$19.3
EBITDA (1)	$223.9	$173.3
Effective tax expense rate	22.7%	23.9%
Diluted EPS – GAAP	$0.67	$0.23
Diluted EPS – Adjusted (1)	$0.66	$0.23

	Six Months Ended June 30,
	2024	2023	Year over Year – Comparison
	(in millions)
Net cash provided by operating activities – continuing operations	$299.7	$140.3	Higher external deliveries and working capital improvements
Cash flow from operations with net gains on lease portfolio sales (1)	$324.5	$183.6
Net fleet investment	$46.0	$214.0	Timing of lease portfolio sales relative to fleet additions
Returns of capital to stockholders	$48.1	$43.3
(1) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.

Additional Business Items
•Total committed liquidity of $985 million as of June 30, 2024.
•In June 2024, we issued an additional $200 million aggregate principal amount of 7.75% senior notes due July 2028, which increased the aggregate principal amount from $400 million to $600 million. Net proceeds received from the issuance, together with cash on hand, were used to repay $400 million of our 4.55% senior notes due 2024, and to pay related fees, costs, premiums, and expenses in connection with the issuance.
•In May 2024, Trinity Rail Leasing 2021 LLC, a wholly-owned subsidiary of the Company, issued an aggregate principal amount of $432 million of its Series 2024-1 Green Secured Railcar Equipment Notes (the "TRL-2024 Notes"). The TRL-2024 Notes bear interest at a fixed rate of 5.78% and have a stated final maturity date of May 19, 2054. Net proceeds received from the issuance of the TRL-2024 Notes were used to repay borrowings under TILC's warehouse loan facility; to redeem the outstanding debt of Trinity Rail Leasing VII LLC's Series 2009-1 Secured Railcar Equipment Notes, of which $94 million was outstanding at the redemption date; and for general corporate purposes.
•In May 2024, we sold a portfolio comprised of 1,315 railcars and related leases to a railcar investment vehicle (RIV) partner for an aggregate sales price of approximately $143 million. We recognized a gain of approximately $19 million on the sale.

Business Group Summary

	Three Months Ended June 30,
	2024	2023	Year over Year – Comparison
	($ in millions)
Railcar Leasing and Services Group
Revenues	$281.4	$268.3	Improved lease rates and net additions to the lease fleet
Operating profit	$128.0	$116.1	Improved lease rates and net additions to the lease fleet, partially offset by lower lease portfolio sales
Operating profit margin	45.5%	43.3%
Gains on lease portfolio sales	$22.7	$29.8
Fleet utilization (1)	96.9%	97.9%
FLRD (2)	+28.3%	+29.5%	Continued strength in current lease rates
Owned lease fleet (in units) (1)	109,365	109,060
Investor-owned lease fleet (in units)	34,305	33,205
Rail Products Group
Revenues	$634.2	$655.4	Lower deliveries and the mix of railcars sold
Operating profit	$50.4	$24.3	Improved labor and operational efficiencies, partially offset by lower deliveries
Operating profit margin	7.9%	3.7%
New railcars:
Deliveries (in units)	4,755	4,985
Orders (in units)	2,495	4,770
Order value	$338.8	$528.3
Backlog value	$2,683.2	$3,605.4
Sustainable railcar conversions:
Deliveries (in units)	195	45
Backlog (in units)	250	2,160
Backlog value	$19.6	$179.9
Eliminations
Eliminations – revenues	$(74.2)	$(201.3)
Eliminations – operating profit	$(3.2)	$(11.5)
Corporate and other
Selling, engineering, and administrative expenses	$33.5	$31.6

	June 30, 2024	December 31, 2023
Loan-to-value ratio
Wholly-owned subsidiaries	68.3%	64.4%
(1) Includes wholly-owned railcars, partially-owned railcars, and railcars under leased-in arrangements.
(2) FLRD calculates the implied change in lease rates for railcar leases expiring over the next four quarters. The FLRD assumes that these expiring leases will be renewed at the most recent quarterly transacted lease rates for each railcar type. We believe the FLRD is useful to both management and investors as it provides insight into the near-term trend in lease rates.

Conference Call
Trinity will hold a conference call at 8:00 a.m. Eastern on August 1, 2024 to discuss its second quarter results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 1-888-317-6003 with the conference passcode "6316195". Please call at least 10 minutes in advance to ensure a proper connection. An audio replay may be accessed through the Company’s website or by dialing 1-877-344-7529 with passcode "6133090" until 11:59 p.m. Eastern on August 8, 2024.
Additionally, the Company will provide a quarterly investor presentation that will be accessible both within the webcast and on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the Second Quarter Earnings Call event weblink.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as lease portfolio sales, capital expenditures, and returns of capital to stockholders; and the amount and timing of certain other items outside the normal course of our core business operations.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our businesses market their railcar products and services under the trade name TrinityRail®. The TrinityRail platform provides railcar leasing and management services; railcar manufacturing; railcar maintenance and modifications; and other railcar logistics products and services. Beginning January 1, 2024, Trinity reports its financial results in two reportable business segments: (1) Railcar Leasing and Services Group, formerly the Railcar Leasing and Management Services Group, and (2) Rail Products Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909
- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$841.4	$722.4	$1,651.0	$1,364.1
Operating costs:
Cost of revenues	662.4	601.2	1,307.3	1,139.7
Selling, engineering, and administrative expenses	61.3	54.3	113.6	104.2
Gains on dispositions of property:
Lease portfolio sales	22.7	29.8	24.8	43.3
Other	1.5	0.6	2.2	2.4
Restructuring activities, net	—	(1.8)	—	(2.2)
	699.5	623.3	1,393.9	1,196.0
Operating profit	141.9	99.1	257.1	168.1
Interest expense, net	70.1	66.9	139.2	129.0
Other, net	(3.4)	1.3	—	2.9
Income from continuing operations before income taxes	75.2	30.9	117.9	36.2
Provision (benefit) for income taxes:
Current	13.8	3.1	26.9	4.0
Deferred	3.3	4.3	1.2	(8.1)
	17.1	7.4	28.1	(4.1)
Income from continuing operations	58.1	23.5	89.8	40.3
Loss from discontinued operations, net of income taxes	(1.7)	(2.3)	(6.0)	(5.4)
Net income	56.4	21.2	83.8	34.9
Net income attributable to noncontrolling interest	2.0	4.2	5.7	13.5
Net income attributable to Trinity Industries, Inc.	$54.4	$17.0	$78.1	$21.4

Basic earnings per common share:
Income from continuing operations	$0.68	$0.24	$1.03	$0.33
Loss from discontinued operations	(0.02)	(0.03)	(0.07)	(0.07)
Basic net income attributable to Trinity Industries, Inc.	$0.66	$0.21	$0.96	$0.26
Diluted earnings per common share:
Income from continuing operations	$0.67	$0.23	$1.01	$0.32
Loss from discontinued operations	(0.02)	(0.03)	(0.07)	(0.06)
Diluted net income attributable to Trinity Industries, Inc.	$0.65	$0.20	$0.94	$0.26
Weighted average number of shares outstanding:
Basic	82.4	81.2	81.7	81.0
Diluted	84.1	83.4	83.4	83.5
Trinity has certain unvested restricted stock awards that participate in dividends on a nonforfeitable basis and are therefore considered to be participating securities. Consequently, diluted net income attributable to Trinity Industries, Inc. per common share is calculated under both the two-class method and the treasury stock method, and the more dilutive of the two calculations is presented.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$257.1	$105.7
Receivables, net of allowance	397.5	363.5
Income tax receivable	4.6	5.2
Inventories	616.9	684.3
Restricted cash	107.1	129.4
Property, plant, and equipment, net:
Railcars in our lease fleet:
Wholly-owned subsidiaries	5,884.2	5,931.8
Partially-owned subsidiaries	1,446.8	1,473.2
Deferred profit on railcar products sold	(729.9)	(750.2)
Operating and administrative assets	341.2	350.0
	6,942.3	7,004.8
Goodwill	221.5	221.5
Other assets	410.8	392.1
Total assets	$8,957.8	$8,906.5

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$315.4	$305.3
Accrued liabilities	353.9	302.3
Debt:
Recourse	597.5	794.6
Non-recourse:
Wholly-owned subsidiaries	4,019.6	3,819.2
Partially-owned subsidiaries	1,110.3	1,140.4
	5,727.4	5,754.2
Deferred income taxes	1,104.2	1,103.5
Other liabilities	152.9	165.7
Stockholders' equity:
Trinity Industries, Inc.	1,065.5	1,037.1
Noncontrolling interest	238.5	238.4
	1,304.0	1,275.5
Total liabilities and stockholders' equity	$8,957.8	$8,906.5

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Operating activities:
Net cash provided by operating activities – continuing operations	$299.7	$140.3
Net cash used in operating activities – discontinued operations	(6.0)	(5.4)
Net cash provided by operating activities	293.7	134.9

Investing activities:
Proceeds from lease portfolio sales	186.7	185.7
Capital expenditures – lease fleet	(232.7)	(399.7)
Capital expenditures – operating and administrative	(15.9)	(20.8)
Acquisitions, net of cash acquired	—	(65.8)
Other investing activities	6.0	8.5
Net cash used in investing activities	(55.9)	(292.1)

Financing activities:
Net proceeds from (repayments of) debt	(37.7)	218.6
Shares repurchased	(0.9)	—
Dividends paid to common shareholders	(47.2)	(43.3)
Other financing activities	(22.9)	(15.8)
Net cash provided by (used in) financing activities	(108.7)	159.5
Net increase in cash, cash equivalents, and restricted cash	129.1	2.3
Cash, cash equivalents, and restricted cash at beginning of period	235.1	294.3
Cash, cash equivalents, and restricted cash at end of period	$364.2	$296.6

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
(in millions, except per share amounts)
(unaudited)
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP operating profit, income from continuing operations before income taxes, provision (benefit) for income taxes, income from continuing operations, net income from continuing operations attributable to Trinity Industries, Inc., and diluted income from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of certain selling, engineering, and administrative expenses; gains on dispositions of other property; restructuring activities, net; interest expense, net; and certain other transactions or events (as applicable), described in the footnotes to the tables below. These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the tables below. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain items that are not indicative of our normal business operations. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended June 30, 2024
	GAAP	Interest expense, net (1)	Adjusted
Operating profit	$141.9	$—	$141.9

Income from continuing operations before income taxes	$75.2	$(0.4)	$74.8

Provision (benefit) for income taxes	$17.1	$(0.1)	$17.0

Income from continuing operations	$58.1	$(0.3)	$57.8

Net income from continuing operations attributable to Trinity Industries, Inc.	$56.1	$(0.3)	$55.8

Diluted weighted average shares outstanding	84.1		84.1

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.67		$0.66

	Six Months Ended June 30, 2024
	GAAP	Interest expense, net (1)	Adjusted
Operating profit	$257.1	$—	$257.1

Income from continuing operations before income taxes	$117.9	$(0.8)	$117.1

Provision (benefit) for income taxes	$28.1	$(0.2)	$27.9

Income from continuing operations	$89.8	$(0.6)	$89.2

Net income from continuing operations attributable to Trinity Industries, Inc.	$84.1	$(0.6)	$83.5

Diluted weighted average shares outstanding	83.4		83.4

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$1.01		$1.00

	Three Months Ended June 30, 2023
	GAAP	Selling, engineering, and administrative expenses (2)	Restructuring activities, net	Interest expense, net (1)	Adjusted
Operating profit	$99.1	$2.0	$(1.8)	$—	$99.3

Income from continuing operations before income taxes	$30.9	$2.0	$(1.8)	$(0.3)	$30.8

Provision (benefit) for income taxes	$7.4	$0.5	$(0.5)	$(0.1)	$7.3

Income from continuing operations	$23.5	$1.5	$(1.3)	$(0.2)	$23.5

Net income from continuing operations attributable to Trinity Industries, Inc.	$19.3	$1.5	$(1.3)	$(0.2)	$19.3

Diluted weighted average shares outstanding	83.4				83.4

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.23				$0.23

	Six Months Ended June 30, 2023
	GAAP	Selling, engineering, and administrative expenses (2)	Gains on dispositions of property – other (3)	Restructuring activities, net	Interest expense, net (1)	Adjusted
Operating profit	$168.1	$2.0	$(1.2)	$(2.2)	$—	$166.7

Income from continuing operations before income taxes	$36.2	$2.0	$(1.2)	$(2.2)	$(0.7)	$34.1

Provision (benefit) for income taxes	$(4.1)	$0.5	$(0.4)	$(0.6)	$(0.2)	$(4.8)

Income from continuing operations	$40.3	$1.5	$(0.8)	$(1.6)	$(0.5)	$38.9

Net income from continuing operations attributable to Trinity Industries, Inc.	$26.8	$1.5	$(0.8)	$(1.6)	$(0.5)	$25.4

Diluted weighted average shares outstanding	83.5					83.5

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.32					$0.30
(1) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.
(2) Represents the change in estimated fair value of additional contingent consideration associated with an acquisition.
(3) Represents insurance recoveries in excess of net book value for assets damaged by a tornado at the Company’s rail maintenance facility in Cartersville, Georgia in the first quarter of 2021.

Adjusted Return on Equity
Adjusted Return on Equity (“Adjusted ROE”) is defined as a ratio for which (i) the numerator is calculated as income or loss from continuing operations, adjusted to exclude the effects of net income or loss attributable to noncontrolling interest, and certain other adjustments, described in the footnotes to the table below, which include certain selling, engineering, and administrative expenses; gains on dispositions of other property; and interest expense, net; and (ii) the denominator is calculated as average Trinity stockholders’ equity (which excludes noncontrolling interest). In the following table, the numerator and denominator of our Adjusted ROE calculation are reconciled to income from continuing operations and total stockholders’ equity, respectively, which are the most directly comparable GAAP financial measures. Management believes that Adjusted ROE is a useful measure to both management and investors as it provides an indication of the economic return on the Company’s investments over time. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	LTM June 30, 2024	June 30, 2023
	($ in millions)
Numerator:
Income from continuing operations	$189.5
Net income attributable to noncontrolling interest	(12.8)
Net income from continuing operations attributable to Trinity Industries, Inc.	176.7
Adjustments (net of income taxes):
Selling, engineering, and administrative expenses (1)	1.5
Gains on dispositions of property – other (2)	(3.9)
Interest expense, net (3)	(1.2)
Adjusted Net Income	$173.1

Denominator:
Total stockholders' equity	$1,304.0	$1,249.0
Noncontrolling interest	(238.5)	(254.4)
Trinity stockholders' equity	$1,065.5	$994.6

Average total stockholders' equity	$1,276.5
Return on Equity (4)	14.8%

Average Trinity stockholders' equity	$1,030.1
Adjusted Return on Equity (5)	16.8%
(1) Represents the change in estimated fair value of additional contingent consideration associated with an acquisition.
(2) Represents insurance recoveries in excess of net book value for assets damaged by a tornado at the Company’s rail maintenance facility in Cartersville, Georgia in the first quarter of 2021.
(3) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.
(4) Return on Equity is calculated as income from continuing operations divided by average total stockholders' equity.
(5) Adjusted Return on Equity is calculated as adjusted net income divided by average Trinity stockholders' equity, each as defined and reconciled above.

Cash Flow from Operations with Net Gains on Lease Portfolio Sales
Cash flow from operations with net gains on lease portfolio sales is a non-GAAP financial measure. We believe this measure is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing the breadth of the cash flow generation capabilities across our operating platform, as well as our ability to fund our operations and repay our debt. This measure is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus net gains on lease portfolio sales and is reconciled to net cash provided by operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following table. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Six Months Ended June 30,
	2024	2023
Net cash provided by operating activities – continuing operations	$299.7	$140.3
Net gains on lease portfolio sales	24.8	43.3
Cash flow from operations with net gains on lease portfolio sales	$324.5	$183.6
EBITDA and Adjusted EBITDA
“EBITDA” is defined as income from continuing operations plus interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA plus certain selling, engineering, and administrative expenses; gains on dispositions of other property; restructuring activities, net; and interest income. EBITDA and Adjusted EBITDA are non-GAAP financial measures; however, the amounts included in these calculations are derived from amounts included in our GAAP financial statements. EBITDA and Adjusted EBITDA are reconciled to net income, the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as indicators of our operating performance, or as alternatives to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$56.4	$21.2	$83.8	$34.9
Less: Loss from discontinued operations, net of income taxes	(1.7)	(2.3)	(6.0)	(5.4)
Income from continuing operations	58.1	23.5	89.8	40.3
Interest expense	74.9	69.6	147.0	134.4
Provision (benefit) for income taxes	17.1	7.4	28.1	(4.1)
Depreciation and amortization expense	73.8	72.8	147.2	146.8
EBITDA	223.9	173.3	412.1	317.4
Selling, engineering, and administrative expenses	—	2.0	—	2.0
Gains on dispositions of property – other	—	—	—	(1.2)
Restructuring activities, net	—	(1.8)	—	(2.2)
Interest income	(0.4)	(0.3)	(0.8)	(0.7)
Adjusted EBITDA	$223.5	$173.2	$411.3	$315.3